CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

September  25, 2005

Date of Report

(Date of Earliest Event Reported)

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31886	20-0745214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 West Lake Mead Blvd., Suite 300,

Las Vegas, NV 89128

(Address of principal executive offices (zip code))

(702) 562-4155

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01: Entry Into a Definitive Material Agreement

As of  September  25, 2005, the Company and its principal shareholder entered into a Transition Agreement  (the “Agreement’) with its former financial consultants, investor relations firm and  legal counsel,  as well as 2 former directors and certain other related parties( collectively, the “Transitioning Parties”). A copy of such Agreement, which is intended to provide for an orderly transition of the Company’s matters to its new advisers, is attached hereto as Exhibit 10.1 and the terms thereof are incorporated herein by this reference.

Under the terms of the Agreement,  the Company and the principal shareholder, as one party ,and the Transitioning Parties, as the other party, terminated all  existing contractual arrangements with  each other, and released all rights to any amounts which they had claimed were owed to them by the other party, but no unknown claims were waived.

In addition, the Transitioning Parties agreed to certain transfer restrictions on the 1,058,900 shares of the Company’s common stock held either of record or beneficially by them or their Affiliates ( collectively, the “Scheduled Shares”.) In particular, the Transitioning Parties agreed not to sell any of the Scheduled Shares prior to April 1, 2006 and to limit their sales, during each of the nine (9) months following the “lock-up” period, to the lesser of one-ninth (1/9) of the total Scheduled Shares or three percent (3%) of the prior month’s trading volume in such Shares, as reported by AMEX. Comparable transfer restrictions would also apply to any Company shares issued to the Transitioning Parties hereafter pursuant to outstanding options or warrants. The transfer restrictions are subject to being eliminated or extended, under circumstances described in the Agreement, including upon an arbitrator’s finding that the Transitioning Parties have disparaged, or have been disparaged by, the Company or the principal shareholder.

Section 5 – Corporate Governance and Management

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) As of September 25, 2005, Messrs. Douglas MacLellan and Mark Elenowitz resigned as members of the Company’s Board of Directors.

(d) On the same date, Messrs. Thomas Carson  and Baozhong  Zhang were elected as directors of the Company.Mr. Carson was also appointed as a member of the Nominating and Compensation Committees of the Company’s Board of Directors, as well as Chair of its Audit Committee. The monthly directors fees to be paid to Messrs. Carson and Zhang are $8,000 and $3,000, respectively.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

10.1	Transition Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AXM Pharma, Inc.
By: /s/ Chet Howard Chet Howard, CEO

Dated:  September 28, 2005